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EXHIBIT 23(b)

                          FRIEDBERG, SMITH & CO., P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                                 855 MAIN STREET
                              BRIDGEPORT, CT  06604
                              PHONE (203) 366-5876
                               FAX (203) 366-1924


                       CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors
DS Bancor, Inc.

We consent to incorporation by reference in the Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 (No. 33-71206) of DS Bancor, Inc. of our report dated February 10, 1995 relating to the consolidated statements of condition of DS Bancor, Inc. and Subsidiary as of December 31, 1994 and 1993, and the related consolidated statements of earnings, stock-holders' equity and cash flows for each of the years in the three-year period ended December 31, 1994, which report appears in the December 31, 1994 annual report to shareholders of DS Bancor, Inc. which is incorporated by reference in the annual report on Form 10-K of DS Bancor, Inc. for the year ended December 31, 1994.




                                                    Friedberg, Smith & Co., P.C.



Bridgeport, Connecticut
March 22, 1995


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